Exhibit 99.20

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	April 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

	April (3/29/04-4/30/04)		CUMULATIVE FROM 11/08/02
(000’s)	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$24,365	$(1,949)	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	18,528	19,270	269,973	270,994
Accounts Receivable - Medicare Hospice	852	840	12,848	11,482
Accounts Receivable - Non-Medicare	3,152	3,770	66,725	65,864
Other	85	49	1,671	1,166
Total Receipts	22,617	23,929	351,217	349,506

DISBURSEMENTS
Advertising	194	225	2,000	2,533
Insurance	281	—	2,816	3,314
Payroll and Payroll Taxes [2]	16,055	15,367	229,974	240,361
Subcontractors	1,454	1,585	24,618	26,292
Licensee Royalties	1,212	1,300	19,057	21,754
Rent/Utilities	711	418	9,024	9,238
Other Professional Fees	134	65	1,128	1,351
Medical Supplies	204	150	2,414	3,350
Medline	169	175	2,566	2,760
Capital Expenditures	62	75	705	1,091
Leases	218	154	3,883	5,855
Restructuring Professional Fees	237	270	4,130	5,345
Gallatin - Non Payroll	911	825	9,994	10,936
Office Supplies	139	150	1,792	2,436
Other	850	855	12,190	11,749
Total Disbursements [1]	22,831	21,614	326,291	348,365

Net Cash Flow (Receipts Less Disbursements)	(214)	2,315	24,926	1,141

Cash - End of Month	$24,151	$366	$24,151	$366

[1]       Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each budget period-end for cash disbursements delayed to subsequent weeks.

[2] - The unfavorable variance in payroll and payroll taxes results from increased employee benefits and insurance is primarily due to: (a) quicker turnaround by our third party administrator in the processing of claims; (b) higher number of claims; and (c) an increase in the average amount per claim.

Case No. 02-88020-SB	Jointly Administered	Fed. Tax I.D. # 11-3476656

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONSOLIDATED STATEMENTS OF INCOME (in $000s)

(Post-Petition)

	For The One Month Ended April 30, 2004	For The Period From November 9, 2002 Through April 30, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$20,701	$346,459

Net Revenues	20,701	346,459

Operating Expenses:
Service costs	9,792	166,407

Gross Margin	10,909	180,052
	52.7%	52.0%

General and administrative expenses:
Personnel costs	5,768	99,245
Insider and Other Compensation	180	3,367
Occupancy costs	553	10,088
Bad debt expense	156	1,949
Other	2,096	36,448

Total General and Administrative Expenses	8,753	151,097

Income from Operations	2,156	28,955

Other Expenses (Income):
Interest expense	7	2,796
Depreciation and amortization	216	5,196
Other expense (income)	(5)	(170)

Other Expenses - Net	218	7,822

Income before Reorganization Items	1,938	21,133

Reorganization Items:
Professional fees and other	375	6,664
Creditor Settlements [1],[2]	—	(980)[1]

Reorganization Expenses - Net	375	5,685

Income Before Income Tax Provision	1,563	15,448

Income Tax Provision	90	1,110

Net Income	1,473	14,338

Accumulated (Deficit), Beginning of the Period	(190,902)	(203,767)

Accumulated (Deficit)	$(189,429)	$(189,429)

[1],[2]  see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. ( “TLCS”)

Notes to Condensed Consolidated Financial Statements

As of April 30, 2004 and for the One Month then ended (*)

(Unaudited)

(in $000s)

Note [1] - Creditor Settlements :

Creditor Settlements in the amount of $980 for the fiscal year ended March 31, 2004 primarily consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, payable over 18 months ending Dec. 2004.  There was no significant  gain/(loss) because the reduction in liability of approximately $1.9 million was offset by the reduction of the value of the HBOC Leased Software.  This offset is in accordance with SFAS-13, which requres that under a new lease agreement for capital equipment, the present balance of the asset shall be adjusted by the amount equal to the difference between the present value of the future minimum lease payments under the new agreement and the present balance of the obligation.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.   Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] - CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002. The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through April 2004, TLCS has paid an aggregate of $1,360,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require some final settlement, the amount of which has not yet been determined.  TLCS is currently negotiating the terms of these additional matters.

(*)         TLCS provides results of operations for the period from November 8, 2002 through April 30, 2004 in its Monthly Operating Report.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

April 30, 2004
(UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents	$24,121
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $5,156 and $11,711, respectively	22,939
Prepaid expenses and other current assets	2,131

Total Current Assets	49,191

Property and Equipment, at cost less accumulated depreciation of $6,017	6,063

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	905

Total Assets	$62,120

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$3,815
Accrued payroll and payroll related expenses	10,449
Accrued expenses and other current liabilities	12,103

Total Liabilities Not Subject To Compromise	26,367

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	65,745

Total Liabilities Subject To Compromise	171,282

Total Liabilities	197,649

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(189,429)

Total Stockholders’ Equity (Deficit)	(135,529)

Total Liabilities and Stockholders’ Equity (Deficit)	$62,120

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	April 30, 2004
			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

	Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90	Total
Accounts Payable	2,966	96	48	705		3,815
Taxes Payable (refer to FORM MOR-4)	1,054					1,054
Wages Payable and Other Payroll Related	9,395					9,395
HBOC/McKesson Liability	778					778
Rent/Leases - Building/Equipment (Estimated)						—
Maryland Medicaid Liability	950					950
Professional Fees	229	180				409
Amounts Due To Insiders*						—
Other: Accrued expenses	9,966					9,966
Other:						—
Total Post-petition Debts	25,338	276	48	705	—	26,367

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:
			Federal Tax I.D.#	11-3476656

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Accounts Receivable Reconciliation				Amount
Total Accounts Receivable at the beginning of the reporting period				$40,949
Plus: Amounts billed during the period (NOTE 2)				20,358
Less: Amounts collected during the period from FORM MOR-1 (NOTE 1)				(20,960)
Less: Adjustments and Write-Offs				(541)
Total Accounts Receivable at the end of the reporting period				39,806

Accounts Receivable Aging				Amount
0 - 30 days old				19,039
31 - 60 days old				9,786
61 - 90 days old				6,836
91+ days old				4,145
Total Accounts Receivable				39,806

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue				(16,867)

Net Accounts Receivable				22,939

(NOTE 1)	Cash collections include the following:
	Amounts from Form MOR-1 to 4/30 (weekly reporting – 5 weeks ended 4/30/04)			$(22,532)
	Cash collected - 3/27-3/31/04			1,572
				$(20,960)

(NOTE 2)	Net Revenue (see Substitute Form MOR-2)			$20,701
	Current Year adjustment for MO175 and PEP’s			147
	(Decrease) in Deferred Revenue:	April 2004	$11,711
		March 2004	$12,201	(490)
	Amounts Billed During the Period			$20,358